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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

                           Switzerland                    98-0186363
        (State of Incorporation or Organization)       (I.R.S. Employer
                                                       Identification no.)
             Bahnhofstrasse 45, Zurich and
                Aeschenvorstadt 1, Basel
        (Address or Principal Executive Offices)           (Zip Code)

   If this form relates to the             If this form relates to the
   registration of a class of securities   registration of a class of
   pursuant to Section 12(b) of the        securities pursuant to Section 12(g)
   Exchange Act and is effective           of the Exchange Act and is effective
   pursuant to General Instruction         pursuant to General Instruction
   A.(c), please check the following       A.(d), please check the following
   box: /X/                                box: / /
Securities Act registration statement file number to which this form relates:
                                                        333-46930
                                                     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                    Name of Each Exchange on Which
          To be so Registered                    Each Class is to be Registered

          GOALs due [ ], 20[ ] (linked to           American Stock Exchange
          Nasdaq-100 Shares)



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
  ----------------------------------------------------------------------------
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, filed with the Commission on [ ], 20[ ], under Rule 424(b), pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.

ITEM 2.           EXHIBITS.

                  1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as
                           Exhibit 4.1 to the F-3 Registration Statement)

                  2.       Form of GOALs linked to Nasdaq-100 Shares
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                  3.       SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        UBS AG
                                           (Registrant)


Date:  May 25, 2002                     By: /s/ Robert C. Dinerstein
                                            ------------------------
                                            Robert C. Dinerstein
                                            Managing Director



                                        By: /s/ Robert B. Mills
                                            ------------------------
                                             Robert B. Mills
                                             Managing Director